Exhibit 10.3

SOFTWARE LICENSE AGREEMENT

This Software License Agreement (the “Agreement”), effective as of January 01, 2017 (the “Effective Date”), is entered into by and between Social Life Network, Inc., located at 8100 East Union Ave. STE 1809, Denver, Colorado 80237 (the “Licensor”) and Sports Social Network, Inc., located at 3465 South Gaylord Ct. STE. A401, Englewood, Colorado 80113 (the “Licensee,” together with Licensor, the “Parties,” and each a “Party”).

WHEREAS Licensor is the legal and beneficial owner of the Licensed Software and desires to license the Licensed Software to Licensee; and

WHEREAS Licensee desires to obtain a license to use the Licensed Software subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS. For purposes of this Agreement,

a.	“Agreement” has the meaning set forth in the preamble.

b.	“Confidential Information” means any non-public information in any form and however transmitted, whether orally, visually, in writing, or by electronic communication, that both Parties reasonably and in good faith deem to be confidential or proprietary. Confidential Information includes, but is not limited to, technological disclosures, trade secrets, ideas, concepts, know-how, business operations, plans, strategies, customer information, pricing information, and any other information that the disclosing Party is contractually or otherwise bound to keep confidential. Confidential Information may, but is not obligated to be designated, marked, or otherwise identified as “confidential.” See exclusions in the section titled “CONFIDENTIALITY” below.

c.	“Documentation” means any and all manuals, instructions, and other end user materials that Licensor provides to Licensee describing the software’s functionality, components, technical specifications, capabilities, requirements, or limitations. Documentation may include, but is not limited to, aspects of the software that are of practical importance to Licensee, such as instructions on installation, configuration, integration, operation, use, support, or maintenance.

d.	“Effective Date” has the meaning set forth in the preamble. It is the start date for this Agreement where all rights and obligations herein become operational and enforceable.

e.	“Intellectual Property Rights” means any and all registered and unregistered rights to plans, ideas, designs, or other intangible assets. Such rights are granted, applied for, or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection, right of publicity, other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

f.	“Law” means any statute, code, ordinance, rule, regulation, constitution, order, treaty, precedent, judgment, or other legal requirements of any authority of competent jurisdiction, including, but not limited to, federal, state, local, or foreign governments, political agencies or subdivisions thereof, or any appropriate courts or tribunals.

g.	“Licensed Software” means software version 4.0 of SLN - Social Networking and eCommerce Platform, any ancillary data files, modules, libraries, tutorials, or demonstration programs, and any Maintenance Releases provided to Licensee according to this Agreement.

h.	“Licensee” has the meaning set forth in the preamble.

i.	“Licensor” has the meaning set forth in the preamble.

j.	“Maintenance Release” means any update, upgrade, release, or other adaptation or modification of the Licensed Software or Documentation that Licensor may optionally and periodically provide to Licensee during the Term. Such release may include, but is not limited to, error corrections, enhancements, improvements, or other changes to the Licensed Software’s functionality, compatibility, capabilities, performance, efficiency, user interface, or quality. Such release is separate and distinct from any New Version Licensor may choose to release during the Term.

k.	“New Version” means any new variant of the Licensed Software that Licensor may introduce and market from time to time as a distinct licensed product. A New Version may be indicated by Licensor’s designation of a new version or release number. Licensor may make a New Version available to Licensee at an additional cost under a separate agreement or by written amendment.

l.	“Parties” mean the Licensor and Licensee collectively.

m.	“Party” means the Licensor or Licensee individually.

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n.	“Permitted Use” means use of the Licensed Software by an authorized user for specific purposes agreed upon herein. Licensee can use the Social Networking and eCommerce Platform for real estate website and mobile applications in all countries, without exception, and under any brand name that authorized by Social Life Network, Inc. CEO or CTO, in advance of the deployment of the technology platform. Any unauthorized deployment or resale of the technology platform is strictly prohibited.

o.	“Open-Source Components” means any software component that is subject to an open-source copyright license agreement. Qualifying open-source copyright license agreements include, but are not limited to, Apache License 2.0, BSD 3-Clause “New” or “Revised” license, BSD 20-Clause “Simplified” or “FreeBSD” license, GNU General Public License, GNU Library or “Lesser” General Public License, MIT License, Mozilla Public License 2.0, Common Development and Distribution License, Eclipse Public License, and any other obligations, restrictions, or license agreements that substantially conform to the “Open Source Definition” as prescribed by the Open Source Initiative or otherwise may require third-party disclosure or licensing if any source code of such software components is used or compiled.

p.	“Term” has the meaning set forth in the Term section.

2.	LICENSE GRANT. Subject to the terms and conditions of this Agreement and the Parties’ compliance therewith, Licensor hereby grants to Licensee, solely for defined Permitted Use, a non-exclusive, non-sublicensable, and non-transferable license to use the Licensed Software and Documentation during the Agreement Term.

a.	Scope of Licensed Access and Use. Licensee can install, use, and run an unlimited number of copies of the Licensed Software on any device or network.

b.	Additional Copy. Licensee is permitted to duplicate a copy of the Licensed Software exclusively for testing, disaster recovery, or archival purposes. Any copy of the Licensed Software made by Licensee, for any authorized or unauthorized purposes, continues to be Licensor’s exclusive property, is subject to the terms and conditions of this Agreement, and must include all Intellectual Property Rights notices contained in the original Licensed Software and Documentation.

c.	Open-Source Licenses. Should the Licensed Software include any Open-Source Components, Licensee’s use of the Open-Source Components will be governed by, and subject to, the terms and conditions of the related open-source and public licenses. Licensor will provide Licensee with the license name, author information, license source, access information, and other relevant information for Open-Source Components.

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3.	LICENSE RESTRICTIONS. Except as expressly permitted in this Agreement, and subject to the Open-Source Components if applicable, Licensee will not, and will not permit any third party to,

a.	reproduce any portion of the Licensed Software for any purpose except as otherwise authorized in this Agreement;

b.	decode, disassemble, reverse engineer, or otherwise attempt to derive or gain access to any portion the Licensed Software’s source code;

c.	adopt, build upon, correct, modify, translate, or otherwise improve or create derivative works of the Licensed Software;

d.	lend, publish, rent, lease, sell, sublicense, assign, transfer, or otherwise make available to any third party not authorized within this Agreement the Licensed Software in any manner, including, but not limited to, access to the Licensed Software on the internet or any timesharing, service bureau, software as a service, cloud, or similar technology or service;

e.	breach or circumvent any disclosed or undisclosed security device or intended protection used for or contained in the Licensed Software or Documentation;

f.	efface, alter, obscure, translate, combine, or otherwise change any trademarks, disclaimers, warranties, Documentation terms, Intellectual Property Rights, proprietary rights, or any symbols, notices, marks, serial numbers, or identification on or relating to any copy of the Licensed Software or Documentation;

g.	use the Licensed Software in any manner or for any purpose that infringes, misappropriates, or otherwise violates any Intellectual Property Rights or any applicable Law;

h.	use the Licensed Software for the purposes of (i) comparative or competitive analysis of the Licensed Software; (ii) developing, using, or providing a competing software product or service; or (iii) any other purpose that is to Licensor’s detriment or commercial disadvantage;

i.	use the Licensed Software, alone or in part, in connection with any hazardous environments, systems, or applications; any safety response systems; any safety-critical applications; or any applications where the failure of the Licensed Software may reasonably and foreseeably lead to personal injury, severe physical damage, or severe property damage; or

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j.	use the Licensed Software, Documentation, or any Open-Source Components for any purpose not expressly permitted under Permitted Use or in any manner not expressly permitted by this Agreement or the controlling Open-Source License.

4.	TERM. The term of this Agreement commences as of the Effective Date and will continue in effect indefinitely until termination, pursuant to the Termination section under this Agreement.

5.	DELIVERY. Licensor will deliver one copy of the Licensed Software electronically to Licensee on January 01, 2017.

6.	INSTALLATION. Licensor will install the Licensed Software on Licensee’s computers, electronic devices, or systems in a commercially reasonable manner at Licensor’s discretion.

7.	FEES AND TAXES. In consideration of the rights granted to Licensee under this Agreement, Licensee agrees to pay to Licensor the following fees in accordance to the payment terms set forth in this Agreement:

a.	Social Life Network, Inc. will receive $125,000 USD annually for the first two years of this agreement, and thereafter will receive 20% of the net profits from all monthly subscriptions and online ad sales from licensee, paid annually, on the 31st day of January for the preceding year. Early payment or installment payments on a monthly or quarterly basis are allowed.

b.	Taxes. All fees are exclusive of taxes, duties, and other similar assessments. Licensee is responsible for all sales, service, use, exercise, and all other similar taxes, duties, and charges of any kind imposed by any governmental, federal, state, local, or regulatory authority on any amounts payable by Licensee hereunder. Notwithstanding the forgoing, Licensor is solely responsible for its own income tax.

8.	PAYMENT

a.	Payment Terms. Installments -or- Annual Lump Sum. Licensee will make all payments in U.S. currency by check to the Notice address or by wire transfer to any account as Licensor may specify in writing from time to time.

b.	Late Payment. If any payment to Licensor is delinquent, then in addition to all other remedies available to Licensor,

i.	Licensor may charge interest on the past due amount at a rate no higher than the highest rate permitted under applicable Law;

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ii.	Licensee must reimburse Licensor for all reasonable costs incurred to collect any and all late payment and associated interest amounts, including, but not limited to, any attorneys’ fee, court costs, and collection agency fees; and

iii.	if payment delinquency continues for five business days following written notice or demand for payment, Licensor may exercise any or all of the following remedies: (1) technologically disable Licensee’s use of the Licensed Software; (2) withhold, suspend, or revoke this license grant; and (3) terminate this Agreement pursuant to the Termination section.

9.	TESTING AND ACCEPTANCE

a.	Acceptance Parameters and Testing. Acceptance testing will be conducted by Licensor to establish whether the Licensed Software operates properly and in accordance with Documentation. Licensee will supply to Licensor suitable test data and the associated results Licensee reasonably expects to be achieved by using the Licensed Software. Licensor will carry out testing, in the presence of Licensee or its authorized representative, upon a mutually acceptable date and time after delivery and installation of Licensed Software.

b.	Testing Failure. If the initial acceptance testing does not yield expected results, Licensor will, at its own cost, correct the errors and repeat the acceptance testing again under the same testing conditions as the initial test in the presence of Licensee or its authorized representatives. If the subsequent acceptance testing also fails to yield expected results and such failure is reasonably determined to be caused solely by the Licensed Software, Licensee may terminate this Agreement upon written notice to Licensor. On termination, Licensor will refund any and all license fees already paid by Licensee to Licensor under this Agreement. This is Licensee’s sole and exclusive remedy for any unresolved acceptance testing failures.

c.	Acceptance. Notwithstanding any acceptance testing rights, requirements, and obligations herein, Licensee is deemed to have accepted the Licensed Software if

i.	the acceptance testing conducted by Licensor and witnessed by Licensee or its authorized representative is successful;

ii.	Licensee fails to provide the acceptance test parameters or voluntarily forgoes the acceptance testing process; or

iii.	Licensee commences intended use of Licensed Software irrespective of acceptance testing parameters, process, or result.

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10.	MAINTENANCE RELEASE. During the Term, Licensor may, at Licensor’s sole option and discretion, provide Licensee with Maintenance Releases and updated Documentation. All Maintenance Releases are considered part of the Licensed Software and are subject to all applicable terms and conditions in this Agreement. Licensee agrees to install all Maintenance Releases as soon as practicable after receipt. Licensor agrees to provide any Maintenance Releases free of charge.

11.	NEW VERSION. Licensee does not have any right or option to receive any New Versions of the Licensed Software that Licensor, in its sole discretion, may release neither during nor after the Term. Licensee may seek to negotiate a new, separate, or amended license grant for any New Version at Licensor’s then-current price for the New Version, provided Licensee is in compliance with the terms and conditions of this Agreement.

12.	TITLE, INTELLECTUAL PROPERTY RIGHTS, AND INFRINGEMENT

a.	Ownership. Licensee acknowledges and agrees that

i.	Licensor is and will remain the sole and exclusive owner of all rights, title, and interest in and to the Licensed Software, Documentation, Maintenance Release, New Version, and all Intellectual Property Rights associated herein, subject only to the rights of any disclosed third parties, within any Open-Source Components, and the limited license granted to Licensee under this Agreement;

ii.	the Licensed Software, Documentation, and Intellectual Property Rights are licensed, not sold, to Licensee. Licensee does not, has not, and will not acquire any ownership interest in the Licensed Software, Documentation, or any related Intellectual Property Rights through this Agreement;

iii.	nothing in this Agreement grants any implied rights to Licensee, including by implication, waiver, or estoppel, in any Intellectual Property Rights or other rights, title, or interest in any portion of the Licensed Software and Documentation; and

iv.	Licensee unconditionally and irrevocably assigns to Licensor its entire right, title, and interest in any Intellectual Property Rights that Licensee may have currently or in the future relating to the Licensed Software or Documentation, including any derivative works or patent improvement rights, however held or acquired.

b.	Licensee Cooperation and Notice of Infringement. Licensee will, during the Term,

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i.	secure and protect the Licensed Software and Documentation from infringement, misappropriation, misuse, theft, or other unauthorized access through all commercially reasonable measures and precautions similar to those Licensee would employ to secure and protect its own intellectual property;

ii.	take all reasonable steps as Licensor may require and request to maintain the validity, enforceability, and ownership of all Licensor’s Intellectual Property Rights herein;

iii.	promptly notify Licensor in writing if Licensee becomes aware of any actual or suspected infringement, misappropriation, misuse, theft, unauthorized access, or other violations of Licensor’s Intellectual Property Rights in or relating to the Licensed Software or Documentation;

iv.	promptly notify Licensor in writing of any claim that the Licensed Software or Documentation, in whole or in part, infringes, misappropriates, or otherwise violates any rights, including Intellectual Property Rights, of other persons or entities; and

v.	fully cooperate with and assist Licensor in all commercially reasonable ways, including but not limited to providing records, information, depositions, and testimonies, and at Licensor’s sole expense, in any claim, suit, action, or proceeding to prosecute or defend Licensor’s rights in the Licensed Software, Documentation, and any Intellectual Property Rights herein.

13.	SECURITY MEASURE DISCLOSURE. The Licensed Software may contain security features that prevent unauthorized or illegal use of the Licensed Software. Licensee acknowledges and agrees that Licensor may use these features and other lawful measures to verify Licensee’s compliance and to enforce Licensor’s rights under this Agreement. Licensee further acknowledges and agrees that Licensor may, from time to time at Licensor’s sole discretion, gather Licensee’s technical, usage, and other related information without disruption to Licensee’s use and for the sole purpose of improving the Licensed Software’s performance, developing Maintenance Releases, and developing New Versions.

14.	VERIFICATION AND AUDIT

a.	Verification. At Licensor’s written request, Licensee will confirm in writing the actual scope of Licensee’s access and use of Licensed Software and list all locations of actual use if applicable.

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b.	Audit Procedure. Licensor or its representative may inspect and audit Licensee’s use of the Licensed Software under this Agreement at any time during the Term upon reasonable notice and request. All such audits will be conducted during regular business hours. Licensor will cooperate with Licensee to ensure such audits do not unreasonably interfere with Licensee’s business operations. Licensee agrees to make available all technology, records, equipment, information, and personnel, and to provide all cooperation and assistance as necessary for Licensor to reasonably conduct the audit. Licensor agrees to only examine information directly related to Licensee’s Licensed Software use. Licensor will keep confidential any information Licensee deems confidential that may be directly or incidentally disclosed during such audits.

c.	Excessive Use Result. If the verification or audit determines that Licensee’s Licensed Software use exceeds the usage or scope permitted by this Agreement, Licensee agrees to pay Licensor all amounts due for excessive use of the Licensed Software as negotiated at such time.

15.	CONFIDENTIALITY

a.	Confidential Information. In connection with this Agreement, each Party may disclose or make available to the other Party Confidential Information which includes, but is not limited to, the Licensed Software, Documentation, and any terms of this Agreement.

b.	Exclusions and Exceptions. Confidential Information excludes information that

i.	was rightfully and lawfully known to the recipient without any restrictions on use or disclosure prior to disclosure by disclosing Party in connection with this Agreement;

ii.	was or becomes part of the public domain by means other than by the recipient or any of the recipient’s representatives’ violations of this Agreement;

iii.	was or is received by the recipient on a non-confidential basis from a third party that was not, or is not, at the time of such receipt, under any obligation to maintain its confidentiality; or

iv.	was or is independently developed by the recipient without reference to or use of any Confidential Information.

c.	Protection of Confidential Information. As a condition of receiving any Confidential Information, the recipient will, for Throughout the active licensing agreement, plus one year after.,

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i.	only access or use Confidential Information if absolutely necessary to exercise the recipient’s rights or perform the recipient’s obligations under this Agreement;

ii.	except when compelled by Law, not disclose or permit access to Confidential Information other than to the recipient’s representatives on a need-to-know basis for the recipient to exercise its rights or perform its obligations under this Agreement, under strict information and understanding of the confidential nature of Confidential Information and the recipient’s obligations to protect Confidential Information, and with acknowledgment from such representatives that they too are bound by the confidentiality and restricted use obligations set forth herein;

iii.	use, at minimum, the same degree of care that recipient uses to protect its own similarly sensitive information, and no less than a generally commercially reasonable degree of care, to secure and protect Confidential Information from unauthorized use, access, or disclosure;

iv.	promptly notify the disclosing Party in writing of any actual or suspected unauthorized use or disclosure of Confidential Information and cooperate with disclosing Party by taking all reasonable steps to prevent further unauthorized use or disclosure; and

v.	ensure recipient’s representatives comply with the terms of this section and are responsible and liable for their noncompliance, if any.

d.	Trade Secrets Confidentiality Duration. Notwithstanding any other provisions in this Agreement, the recipient is obligated to protect any Confidential Information that constitutes as trade secrets under any applicable Law until such Confidential Information ceases to qualify for trade secret protection by operation of Law.

e.	Compelled Disclosure. To the extent permitted by Law, if the recipient or its representatives are compelled by Law to disclose any Confidential Information, the recipient must promptly, and prior to such disclosure, notify the disclosing Party in writing of such requirement to allow the disclosing Party the opportunity to seek a protective order or other legal remedy. The recipient must also provide reasonable assistance to the disclosing Party to oppose such disclosure, to seek a protective order, or to seek other disclosure limitations or remedies. If disclosure is unavoidable, the recipient may disclose only such Confidential Information that recipient is legally required to disclose. Upon disclosing Party’s request, the recipient must use commercially reasonable efforts to obtain assurances of confidential treatment of all compelled Confidential Information from the applicable court or legal authority.

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16.	TERMINATION. This Agreement may be terminated at any time

a.	by Licensor if Licensee fails to make payment where such failures continue more than five business days after the due date, effective on written notice of termination to Licensee;

b.	by either Party for the other Party’s material breach of this Agreement that is incurable or uncured by breaching party for 30 days after being served with notice of breach and demand for cure, effective on written termination notice to the breaching Party;

c.	by Licensor, effective immediately irrespective of written notice, if Licensee

i.	is dissolved or liquidated or takes any corporate action for such purposes;

ii.	becomes insolvent or is generally unable to pay its debts as they become due;

iii.	becomes the subject of any bankruptcy proceedings, voluntary or involuntary, under any domestic or foreign bankruptcy or insolvency Law;

iv.	makes or seeks to make a general assignment for the benefit of its creditors; or

v.	applies for, or consents to, the appointment of a trustee, receiver, or custodian for a substantial part of its property; and

d.	by both Parties upon mutual written agreement.

17.	TERMINATION OR EXPIRATION EFFECTS. Upon early termination or the natural expiration of this Agreement,

a.	all licenses, rights, and authorizations granted to Licensee herein will immediately terminate and Licensee will

i.	promptly cease all use of the Licensed Software and Documentation;

ii.	within five business days deliver to Licensor, or at Licensor’s written request, destroy and permanently erase from all Licensee’s and their representatives’ devices, equipment, and systems, the Licensed Software, Documentation, and all Licensor’s Confidential Information; and

iii.	certify in writing that Licensee, and any of Licensee’s representatives, has complied with the termination requirements herein; and

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b.	all amounts payable of any kind under this Agreement are immediately due and payable effective on the expiration date or early termination date.

18.	MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents, warrants, and covenants to the other Party that

a.	it is duly established, validly existing, and in good standing to conduct business as a sole proprietorship, partnership, company, corporation, trust, organization, or any other valid entity under the Laws of its jurisdiction;

b.	it has the full right, power, and authority to enter into this Agreement;

c.	it is capable of performing its obligations and granting any licenses, rights, and authorizations specified under this Agreement;

d.	the executing representative for each Party is duly authorized to represent each Party in this Agreement by all necessary business formalities and organizational actions; and

e.	this Agreement is legal, valid, binding on, and enforceable against each Party when fully and mutually executed and delivered.

19.	LIMITED WARRANTY

a.	Warranty. Licensor warrants to Licensee, for 180 calendar days from the Effective Date or for the Term, whichever is less, that

i.	the Licensed Software substantially conforms in all material respect to the Documentation specifications when it is installed, operated, and used as recommended in the Documentation and in accordance with this Agreement;

ii.	all Maintenance Releases, when correctly and promptly installed in compliance with the Documentation and this Agreement, will not materially affect the Licensed Software’s functionality; and

iii.	any storage media on which the Licensed Software may be provided will be free of substantial defect under normal use.

b.	Conditions. Licensor’s aforementioned limited warranties are valid and apply only if Licensee complies with the following conditions:

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i.	Licensee notifies Licensor in writing of any warranty breach during the limited warranty period.

ii.	Licensee promptly installs all Maintenance Releases that Licensor previously made available to Licensee in order of distribution.

iii.	Licensee is in compliance with and current on all terms and conditions of this Agreement, including the payment terms, as of the warranty breach notification date.

c.	Exceptions. Notwithstanding any provisions to the contrary, Licensor’s aforementioned limited warranties are not valid and do not apply to problems arising out of or relating to

i.	any modification or damage to the Licensed Software or its storage media caused by the Licensee or its representatives;

ii.	any Licensed Software operation or use not expressly specified and permitted in the Documentation or this Agreement, including incorporating the Licensed Software in or with any non-Licensor approved technology or service unless otherwise expressly permitted by Licensor in writing;

iii.	Licensee’s, its representatives’, or any third party’s negligence, abuse, misapplication, or misuse of the Licensed Software, including any use not expressly specified and permitted in the Documentation or otherwise expressly authorized by Licensor in writing;

iv.	Licensee’s failure to promptly install the Maintenance Releases previously provided by Licensor in the order it was received;

v.	Licensee’s or a third party’s system or network;

vi.	any Open-Source Components, beta software, incomplete sample, demonstration or testing software, temporary software modules, or any software for which Licensor does not receive a license fee;

vii.	Licensee’s breach of any material provision of this Agreement; or

viii.	any other causes or conditions outside Licensor’s reasonable control.

d.	Remedy. If Licensor breaches, or is alleged to have breached, any limited warranties herein, Licensor may, at its sole option and expense, take any of the following steps to appropriately remedy such breach:

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i.	Repair the Licensed Software.

ii.	Amend, supplement, or replace any incomplete or inaccurate Documentation.

iii.	Replace the Licensed Software or Maintenance Releases with functionally equivalent software that, upon its replacement, constitutes the Licensed Software hereunder.

iv.	Replace any defective storage media on which Licensor provided the Licensed Software.

v.	Terminate this Agreement and, provided that Licensee fully complies with its post-termination obligations, promptly prorate and refund Licensee any prepaid amount by Licensee for any period after the termination date.

e.	Sole Remedy. Should Licensor fail to cure a warranty breach or terminate this Agreement within a reasonable time period after Licensor’s receipt of Licensee’s timely written notice of such breach, Licensee can terminate this Agreement as provided herein. Provided Licensee fully complies with its post-termination obligations, Licensor must promptly prorate and refund Licensee any prepaid amount by Licensee for any period after the termination date. THIS IS LICENSEE’S SOLE REMEDY AND LICENSOR’S ENTIRE OBLIGATION AND LIABILITY FOR ANY LIMITED WARRANTY BREACH UNDER THIS AGREEMENT.

f.	Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND FOR THE EXPRESS LIMITED WARRANTIES HEREIN, ALL LICENSED SOFTWARE, DOCUMENTATION, MAINTENANCE RELEASE, PRODUCTS, INFORMATION, MATERIAL, AND SERVICES PROVIDED BY LICENSOR ARE PROVIDED “AS IS, WHERE IS,” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, STATUTORY, OR ARISING FROM ANY COURSE OF DEALING, USAGE, OR TRADE PRACTICE. LICENSOR SPECIFICALLY AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS TO THIRD PARTIES, PATENT VALIDITY, OPERATION WITHOUT INTERRUPTION, ACHIEVEMENT OF LICENSEE’S REQUIREMENTS OR INTENDED RESULTS, OR COMPATIBILITY WITH ANY OTHER GOODS, SERVICES, TECHNOLOGIES, OR MATERIALS EXCEPT AS EXPRESSLY SET FORTH IN THE DOCUMENTATION. FURTHERMORE, AND WITHOUT LIMITING THE FOREGOING, LICENSOR MAKES NO WARRANTY OF ANY KIND THAT THE LICENSED SOFTWARE OR DOCUMENTATION IS OR WILL BE SECURE, ACCURATE, COMPLETE, OR FREE OF HARMFUL CODE OR ERROR. ALL OPEN-SOURCE COMPONENTS AND OTHER THIRD-PARTY MATERIALS ARE PROVIDED “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. ANY OPEN-SOURCE COMPONENTS OR THIRD-PARTY REPRESENTATION OR WARRANTY IS STRICTLY LIMITED TO LICENSEE AND THE THIRD-PARTY OWNER OR DISTRIBUTOR OF SUCH OPEN-SOURCE COMPONENTS AND THIRD-PARTY MATERIALS AND UNRELATED TO LICENSOR.

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20.	INDEMNIFICATION

a.	Licensor Indemnification. Licensor will indemnify, defend, and hold harmless Licensee, its officers, directors, employees, agents, affiliates, and other representatives from and against any and all losses incurred by Licensee arising from any third-party action, suit, or claim that alleges the Licensed Software, or any use of the Licensed Software in accordance with this Agreement, infringes any Intellectual Property Rights.

b.	Licensor Indemnification Exceptions. The foregoing Licensor indemnification does not apply to the extent that such actions or losses arise from any allegation of or relating to any

i.	patent, copyright, or trademarks issued on a patent, copyright, or trademark application published or granted after the Effective Date;

ii.	unauthorized, unlicensed, and unpermitted modification of the Licensed Software without Licensor’s express knowledge, written consent, and in direct contradiction to Licensor’s Documentation specifications;

iii.	unauthorized, unlicensed, and unpermitted use of the Licensed Software outside the purpose, scope, or manner authorized by this Agreement or in any manner contrary to Licensor’s instructions;

iv.	Open-Source Components, other third-party materials, or any material outside of Licensor’s exclusive control;

v.	failure to promptly install and implement any Maintenance Release or Licensed Software replacement in order received and made available to Licensee by Licensor;

vi.	Licensed Software use after Licensee’s receipt of Licensor’s written notice that such continued use may be alleged to or actually infringe upon, misappropriate, or otherwise violate a third party’s rights;

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vii.	Open-Source Components or other third-party materials;

viii.	negligence, abuse, misapplication, or misuse of the Licensed Software by or on behalf of Licensee, its representatives, or a third party;

ix.	causes or conditions outside Licensor’s commercially reasonable control, including, but not limited to, any third-party equipment error or Licensee’s own system bugs, defects, or malfunctions; or

x.	actions or losses for which Licensee is obligated to indemnify Licensor pursuant to this Agreement.

c.	Licensee Indemnification. Licensee will indemnify, defend, and hold harmless Licensor and its officers, directors, employees, agents, affiliates, and other representatives from and against any and all losses incurred by Licensor due to any third-party actions, claims, or suits should such losses relate to any allegation

i.	that any rights, including Intellectual Property Rights, is or will be infringed, misappropriated, or otherwise violated by Licensee’s unauthorized Licensed Software use in a manner inconsistent with the license grant in this Agreement and Documentation;

ii.	of or relating to matters that would be deemed a Licensee breach of representation, obligation, covenant, or warranty under this Agreement if proven true;

iii.	of or relating to negligence, abuse, misapplication, misuse, or other culpable acts or omissions by or on behalf of Licensee or its representatives with respect to the Licensed Software or otherwise in connection with this Agreement; or

iv.	of or relating to the unauthorized, unlicensed, and unpermitted use of the Licensed Software or Documentation outside the purpose, scope, or manner authorized by this Agreement or in any manner contrary to Licensor’s instructions.

d.	Mitigation. Should Licensor believe the Licensed Software, in whole or in part, may be claimed by any third party to be in violation of another’s Intellectual Property Right, or if Licensee’s use of the Licensed Software is enjoined or threatened to be enjoined, Licensor may mitigate the situation at its own option and expense by

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i.	obtaining the right from the appropriate third party for Licensee to continue to use the Licensed Software materially as intended in and for the Term duration of this Agreement;

ii.	modifying or replacing the Licensed Software to the extent that it becomes non-infringing while still providing the materially equivalent features and functionalities of the original software, and such modification or replacement will constitute the Licensed Software thereunder; or

iii.	terminating this Agreement, in whole or in part, effective immediately upon written notice to Licensee and, provided that Licensee fully complies with its post-termination obligations, promptly prorate and refund Licensee any prepaid amount by Licensee for any period after the termination date.

e.	Sole Remedy. THIS SECTION CONSTITUTES LICENSEE’S SOLE REMEDIES AND LICENSOR’S SOLE OBLIGATIONS AND LIABILITIES FOR ANY CLAIMS OR ALLEGATIONS, WHETHER ACTUAL OR THREATENED, THAT THIS AGREEMENT, SOFTWARE, DOCUMENTATION, OR ANY SUBJECT MATTER HEREOF, INFRINGES, MISAPPROPRIATES, OR OTHERWISE VIOLATES ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

21.	LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, UNDER NO CIRCUMSTANCE, INCLUDING WHERE PARTIES WERE ADVISED THAT LOSSES OR DAMAGES WERE POSSIBLE OR FORESEEABLE, WILL EITHER PARTY BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY: COST INCREASE; BUSINESS, PRODUCTION, REVENUES, OR PROFITS LOST; VALUE DIMINUTION; REPUTATIONAL LOSS; DAMAGED GOOD WILL; USE, INABILITY TO USE, DELAY, INTERRUPTION, LOSS, OR RECOVERY OF ANY LICENSED SOFTWARE, OPEN-SOURCE COMPONENTS, OR ANY THIRD-PARTY MATERIALS; DATA OR SYSTEM SECURITY BREACH, CORRUPTION, DAMAGE OR RECOVERY; REPLACEMENT COST OF GOODS, SOFTWARE, OR SERVICES; OR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, ENHANCED, OR PUNITIVE DAMAGES UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, TORT, NEGLIGENCE, AND STRICT LIABILITY.

22.	EXPORT REGULATION. Licensee acknowledges that the Licensed Software may be subject to applicable United States export Laws, including the United States Export Administration Act and its associated regulations. Licensee agrees to comply with provisions of such export Laws. Compliance may include, but is not limited to, obtaining any and all necessary export license or other governmental approval. Licensee shall not itself or permit any third party to directly or indirectly export, re-export, or release the Licensed Software, or use the Licensed Software, in any country prohibited or restricted under United States export Laws.

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23.	FORCE MAJEURE. Neither Party will be liable to the other by reason of failure or delay in the performance of this Agreement if the failure arises out of any circumstance beyond such Party’s reasonable control, including acts of God, flood, fire, natural disaster, war, terrorism, invasion, riot, civil unrest, embargos, national or regional emergency, strikes, labor disruptions, Law changes, or power or telecommunication interruptions or shortages. The Party failing or delaying in performance of this Agreement due to circumstances beyond their control must give prompt written notice to the other Party stating the estimated length of time the occurrence is expected to continue. Either Party may terminate this Agreement if such uncontrollable circumstance continues for longer than 30 days.

24.	GENERAL PROVISIONS

a.	Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating any agency, partnership, or any other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party shall have the authority to bind the other in any manner.

b.	Notices. Notices will be deemed effectively given when received if delivered by hand; when received if sent by a nationally recognized courier with required signature upon receipt; when sent if delivered by email with transmission confirmation and sent during receiving party’s normal business hours; and on the next business day if delivered by email with transmission confirmation and sent after normal business hours.

Any notice, request, consent, claim demand, waiver, or other communication under this Agreement must be in writing and addressed to Parties as follows:

i.	Licensor Address: 8100 East Union Ave. STE 1809, Denver, Colorado 80237 Email: Ken@SocialNetwor.ai

ii.	Licensee Address: 3465 South Gaylord Ct. STE. A401, Englewood, Colorado 80113 Email: Britt@LikeRE.com

c.	Publicity. Each Party agree to seek express permission and written consent before using the other Party’s trademarks, service marks, trade names, logo, domain names, or other indicia of source, association, or sponsorship for any purpose but specifically relating to publicity, marketing, or commercial materials.

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d.	Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Colorado without giving effect to any choice or conflict of law provisions or rules that would permit the application of the laws of any other jurisdiction.

e.	Arbitration. Unless all Parties agree otherwise, Licensor and Licensee agree that any dispute, claim, or controversy arising out of or relating to this Agreement will be resolved through mandatory binding arbitration administered by the American Arbitration Association (AAA) in accordance with its Commercial Arbitration Rules, and the judgment of its arbitrator(s) may be entered by any court of competent jurisdiction. Licensor and Licensee further agree that the U.S. Federal Arbitration Act governs the interpretation and enforcement of this provision. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY AND ALL RIGHTS TO BRING OR PARTICIPATE IN A CLASS ACTION OR MULTI-PARTY ACTION IN ANY ACTION, PROCEEDING, OR COUNTER-CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. ALL CLAIMS AND DISPUTES ARISING OUT OF THIS AGREEMENT MUST BE ARBITRATED OR LITIGATED ON AN INDIVIDUAL BASIS AND NOT ON A CLASS BASIS. ANY DISPUTE, CLAIM, OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE COMMENCED WITHIN ONE YEAR AFTER THE CAUSE ACCRUES; OTHERWISE, SUCH CAUSE OF ACTION WILL BE PERMANENTLY BARRED. This provision will survive the termination of this Agreement.

f.	Headings. The section and subsection headings or captions in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

g.	Further Assurances. The Parties will cooperate with each other, execute and deliver such documents or instruments, and take all further actions as may be reasonably requested by the Parties from time to time in order to carry out, evidence, or confirm their rights or obligations or as may be reasonably necessary or helpful to give full effect to this Agreement.

h.	Amendment and Modifications. This Agreement may be supplemented, amended, or modified only by mutual and written agreement of all Parties. No amendment, modification, rescission, or termination is effective unless it is in writing and executed by all Parties or their authorized representatives.

i.	Waiver. No Party to this Agreement is deemed to have waived any of their rights, powers, remedies, or privileges under this Agreement unless such waiver is expressly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, the failure to exercise or enforce any rights, powers, remedies, or privileges under this Agreement will in no way be construed as a present or future waiver of such rights, powers, remedies, or privileges.

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j.	Assignment. Except as otherwise expressly permitted in this Agreement, Licensee may not, directly or indirectly, sell, assign, sublicense, lease, rent, distribute, or otherwise transfer the Licensed Software or any license rights and obligations under this Agreement, to any other person or entity without express written consent by Licensor.

k.	No Third-Party Beneficiaries. This Agreement is made and entered into for the sole benefit of the Parties. Nothing in this Agreement, express or implied, is intended to or shall confer on or create to any other person or entity any legal or equitable right, benefit, or remedy of any kind whatsoever.

l.	Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by electronic transmission, including email or facsimile, is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

m.	Severability. If any provision of this Agreement or the application thereof is held to be invalid or unenforceable for any reason and to any extent, then that provision will be considered removed from this Agreement. However, the remaining provisions will continue to be valid and enforceable according to the intentions of all Parties and to the maximum extent permitted by Law. If it is held that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

n.	Entire Agreement. This Agreement, together with any other documents incorporated herein by reference, constitutes the sole, entire, and final agreement of the Parties with respect to the subject of this Software License Agreement. This Agreement supersedes all prior and contemporaneous understandings, representations, agreements, and warranties, whether written, oral, or implied. Should any inconsistency occur between statements made in the body of this Agreement, any related exhibits, schedules, attachments, and appendices, and any other documents incorporated herein by reference, the following order of precedence governs: (i) this Agreement, excluding any exhibits, schedules, attachments, appendices, or any other documents incorporated herein by reference; (ii) this Agreement’s exhibits, schedules, attachments, and appendices, if any; and (iii) any other documents incorporated in this Agreement by reference.

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IN WITNESS WHEREOF, the Parties execute this Agreement as of the date affixed to each signature.

Licensor: Social Life Network, Inc.

Signed:	/s/ Ken Tapp	Date: January 1, 2017

Name:	Ken Shawn Tapp
Title:	CEO

Licensee: Sports Social Network, Inc.

Signed:	/s/ Lynn Murphy	Date: January 1, 2017

Name:	Lynn Murphy
Title:	CEO

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Instructions for Your Software License Agreement

For a business, its software is intellectual property and a valued business asset. It deserves certain protections and defined terms and conditions when the software is being used by a customer. LegalNature’s software license agreement helps articulate how the Licensor and Licensee want the software to be used and help the parties establish a sound business relationship based on the benefits that the software offers.

Important: This software license agreement is appropriate for situations where the software owner (the Licensor) permits or licenses the software “as is” to the user (the Licensee) for their use. It does not provide any additional development, customization, or servicing by the Licensor. This is not a software development contract to customize the software to the Licensee’s unique specifications. This agreement is also not a “Software as a Service” (SaaS) agreement where the software is generally hosted by the Licensor and made available to the Licensee for access on a pay-per-use or subscription basis.

Definitions

The Definitions section contains a list of words or concepts that have very specific meaning within this agreement alone. For example, the word “Documentation” in the context of this agreement does not mean any information or records, but manuals and documents specifically relating to the software’s functionality, components, features, or requirements. When reading through the agreement, remember to consult this section for any defined terms to understand their specific significance and effect within this software license agreement.

License Details and Grant

This section contains the main details about the scope of the license granted using the answers and license parameters you supplied regarding the license’s nature and access and use parameters.

Exclusive or Non-Exclusive License

An exclusive license gives the Licensee exclusive right to use the software. No one else will have the right to use the software during the time frame that the Licensee has the right to the software as its sole user. This type of license generally garners a higher fee from the Licensor since the Licensor cannot generate additional profits by licensing the same software to other customers. A non-exclusive license can be used by many unrelated users so long as the Licensor grants permission for their use.

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Sublicense

Sublicensing concerns how the Licensee can use the software in relation to third parties not included in this contract. Software sublicensing is the concept that a third party may use a part or all of the software through their relationship with the Licensee alone. For example, if sublicensing is allowed, the Licensee may allow a non-related third party to use the Licensor’s software and even receive payment for the third party’s use of the Licensor’s software. If sublicensing is acceptable to the Licensor and Licensee, you should select “Yes” when asked if this license is sublicensable.

Licensors generally want control over the distribution of their software and may prefer to grant licenses that do not allow sublicensing. Select “No” to the question regarding sublicensing if this is the case for this agreement. In making this license non-sublicensable, any third party that wants to use the software will need to obtain a license directly from the Licensor, instead of going around the Licensor.

License Assignment or Unilateral Transfer of Rights

An assignment is different from sublicensing in that it transfers all the Licensee’s rights and responsibilities contained in this agreement onto a third party. This is a major change to any agreement and essentially changes who the Licensor is contracting with. Customarily, such a change to the parties in a contract would require the consent of all parties. However, if the Licensor is comfortable with contracting with any third party as long as they accept all the terms in this agreement just as the Licensee did, select “Yes” when asked if this license grant can be transferred unilaterally by the Licensee. If the Licensor wants full control and the opportunity to vet who uses their software, select “No” when asked whether the Licensee can unilaterally transfer their rights and obligations.

Access and Use

Software access and use is particularly important in a software license agreement because, unlike a traditional business asset like a physical computer or machine, software can be extremely easy to copy, duplicate, or transfer. To control the value of the asset, Licensors can place contractual limitations on the license granted to the Licensee. For example, this software could be limited for use 1) on only 10 of Licensee’s computers, or 2) for 30 Licensee employees, or 3) on an unlimited number of computers and users but only at Licensee’s offices in the state of Nevada, or 4) on two of Licensee’s computers and keep one copy as backup for disaster recovery only. LegalNature allows you to customize the software’s access and use criteria and create your unique license grant. If the license grant does not have any restrictions on the number of copies or locations of access, select “Yes” when asked if the Licensee may use unlimited copies of the software from any location.

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Open-Source Licenses

Some software contains open-source code or technology that is widely available for a variety of uses. However, such use of open-source code or technology actually comes with its only open-source or public license. The Licensor should be aware that, if any part of their software contains open-source components, the open-source or public license information often requires the components to be readily identifiable and documented.

License Restrictions

Beyond the number of copies or location access for the software, there are some general prohibitions that the Licensee must comply with. This section articulates these prohibitions. The prohibitions generally protect the intellectual property of the Licensor and include common sense restrictions. For instance, the Licensee may not copy the software, lend out the software without the Licensor’s permission, reverse engineer the software, bypass the software’s security measures, misappropriate the Licensor’s intellectual property in any part of the software, use the license in applications that could result in injury or death, or use the software outside of the limitations of the license grant in general.

Term

The term establishes how long the Licensee can use the software under the parameters set by this agreement. If the parties want to continue this software license agreement indefinitely until one party decides the relationship is no longer suitable, select “Perpetual” under “License Term Duration.” If the parties know in advance exactly when the Licensee will stop using the software under the terms of this agreement, select “Ends on a specific date” to input that date. If the parties want to establish the duration of the contract in terms of a period basis such as “five years” or “18 months,” select “Ends after a specific period” and write in the duration.

Delivery

Software may be delivered to the Licensee in a variety of ways. The traditional method is a physical delivery on a tangible storage media such as CD, DVD, USB, external hard drive, and the like. This may add physical delivery time through the post or require coordination between the Licensor and Licensee to meet and receive the physical storage media. It has also become commonplace to deliver software electronically via email, through private networks, downloaded from hosted websites, and more. This method could make the delivery time more instantaneous but may require a certain degree of technological sophistication from both the Licensor and Licensee. The Licensor and Licensee should consider and select the delivery method, timeframe, and location that suits both parties’ needs.

Installation

Some Licensors offer installation services as an added bonus for the Licensee’s convenience and to ensure their software is installed properly. Other Licensors prefer to leave the installation to the Licensee and avoid any liability that may arise from using the Licensee’s computers or network systems. The details regarding installation service, if any, should be decided in this agreement so both parties have the same expectations about who will set up the software.

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Fees and Taxes

The license fee is basically the cost of licensing the software. It can be measured by different metrics. Some companies prefer a lump sum total for unlimited use restrictions; others prefer to pay for their exact use, such as having a fix fee per user, per computer used, per installation, or per location used. LegalNature allows you to choose from all these options to decide the appropriate pricing basis for your agreement.

While the license fee is the most common type of fee in a software license agreement, your agreement may include other fee types and structures such as an installation fee and training fee for the Licensor to teach the Licensee and their employees or representatives how to make the most out of the software. Taxes are not included in this contract, so the Licensee should be aware that it is responsible for any taxes that may be assessed in this agreement.

Payment

In addition to the manner in which the software is used and the fee structure considerations, payment for the fee is often dependent on the business relationship between the Licensor and Licensee. When deciding on what kind of payment structure to use, the Licensor may wish to take into consideration the duration of the agreement, the creditworthiness of the Licensee, and how the Licensee will use the software and then evaluate what is commercially reasonable based on all these factors.

This agreement also includes a standard late payment term that provides some remedy options for the Licensor if the Licensee is late on payment. These remedies include the ability to charge interest or obtain reimbursement for the Licensor’s costs, such as the cost of using a collection agency, disabling the software technically, or suspending or terminating this software license agreement altogether.

Acceptance

This section affords the Licensee the ability to reject the software or make sure the software works properly before the Licensor is deemed to have completed their obligation of delivering on the software. It sets out a process by which the Licensee determines the criteria of what it means for the software to be working properly. For example, a test for spreadsheet-like software function could be to calculate the appropriate numbers in a formula with expected results. The Licensor will carry out the test with the Licensee or its representative present and both parties can witness the software being tested.

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Ideally, the software test will succeed and the Licensee will accept that the software is working properly. However, if the software should fail and generate unacceptable or unexpected results, the Licensor has the opportunity to correct the software error. Additionally, if the Licensor is unable to address the software error, the Licensee has the opportunity to reject the software and terminate the agreement.

Acceptance testing may be appropriate if the Licensor and Licensee both want a process that assures the software functions as described. It is a quality test for the Licensee and documentation of properly functioning software for the Licensor. This is an optional process available in this form to help both the Licensor and Licensee establish a fair way to test the software.

Maintenance and New Version

From time to time, the Licensor may release updates on the software that does not substantially change the software’s functions but enhances the software in minute but helpful ways. This is a maintenance release and is offered at no cost to the Licensee. It is vastly different from a new version of the software that contains many more changes and upgrades.

This software license agreement grants the Licensee the right to receive any maintenance releases that may be released at the Licensor’s sole discretion during the term of this agreement. However, the Licensee does not have any rights to new versions of the software. If the Licensee wishes to use a new version of the software, the Licensee must enter into a separate negotiation and software license agreement with the Licensor.

Title, Intellectual Property Rights, and Infringement

This section affirms that the Licensor is the proper owner of the software and no part of the software is sold to the Licensee. This is purely a license, or a permission, to use the software. The Licensee also agrees to cooperate with the Licensor to protect the intellectual property that is this software during the duration of this agreement. This includes safeguarding the software, informing the Licensor of suspected or known intellectual property infringement, and assisting the Licensor in any claims or actions where the Licensor tries to prosecute third parties for infringing on the Licensor’s rights over this software.

Security Measures and Usage Tracking Disclosure

If this software contains any mechanisms that detect unauthorized use that includes a certain degree of the Licensor’s control or monitoring of the Licensee’s use, select “Yes” to the question on whether the Licensor can control or monitor the Licensee’s access. This disclosure is included to ensure transparency to the Licensee that their information may be collected or viewed incidental to their ordinary software use.

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Verification (On-Site Compliance Monitoring)

The Licensor may, from time to time, request verification from the Licensee that the software is being used according to this software license agreement. If the Licensee agrees, this agreement can also include a right for the Licensor to conduct a non-intrusive on-site audit. If the verification or audit indicates that the Licensee is using the software beyond the scope agreed upon in this agreement, additional fees would be negotiated at that time.

Confidentiality

As with any business relationship, confidential information and trade secrets may be disclosed and exchanged. Both parties must determine and agree on how long to keep such confidential information private and only to disclose such information when compelled to do so by law. The duration of confidentiality may be the same as the duration of the license or much longer.

Termination and Effects

This section outlines all the ways in which this agreement could be terminated and which party can seek to terminate this agreement under the described circumstances. Upon termination of this agreement, it is important that the Licensee immediately stops using the software, returns or destroys the software and any confidential information, and pays all amounts due under this agreement.

Mutual Representations and Warranties

In order to enter into a commercially reasonable agreement, the Licensor and Licensee affirm and assure each other in this section that they are legally constituted entities that can do business, either under their own personal name or as an LLC or corporation, and have the full right, power, and capacity to enter into such a contract.

Licensor’s Limited Warranty

This agreement provides a limited warranty of the software for six months or for the duration of the agreement, whichever is less. The warranty assures the Licensee that the software and any maintenance release operate as described when properly installed, and if the software is provided on a separate media, that media is not defective. Everything else, if not included specifically in this section, is not warranted and is to be accepted “as is” by the Licensee. The limited warranty is additionally limited and not applicable if the software is improperly used, damaged, or modified by the Licensee, or in error because of causes outside of the Licensor’s reasonable control.

The Licensee’s remedies under the limited warranty include the Licensor replacing the software, the Licensor repairing the software, or either the Licensor or Licensee terminating this agreement early with appropriate pro rata refund by the Licensor of any prepaid license fee.

Indemnification

Indemnification is a concept for securing another party against loss or damage. In the case of the Licensor’s indemnification, the Licensor agrees to secure the Licensee and its representatives against actual losses from actions where a third party claims the Licensor’s software is an infringement of the third party’s intellectual property rights.

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In the case of the Licensee’s indemnification, the Licensee agrees to indemnify the Licensor and its representatives against actual losses from actions from a third party that somehow relates to this agreement.

Limitation of Liability

Limitation of liability is a standard contract provision that protects both the Licensor and Licensee from the amount of exposure they each face if any action is filed against either party in relation to this agreement. It caps the amount of potential damage the parties may seek from each other and should always be read carefully so all contracting parties understand their risk exposures.

Export Regulation

Software, like other commercial objects, may be subject to export control rules and regulations such as the United States Export Administration Act. For example, there is sensitive software that cannot be exported to certain restricted countries. If the Licensee seeks to export the software, the Licensee must conduct its own due diligence regarding applicable export laws and affirm their compliance with all applicable laws.

Force Majeure

On rare occasions, there may be events or circumstances out of the Licensor’s or Licensee’s reasonable control that prevents this agreement from operating as intended for a period of time. For example, the Licensee may be late on payment when their bank’s server experienced a severe weather-induced power outage. In such uncontrollable and unpredictable circumstances where no party is intentionally at fault, this term provides an allowance for the breach if it is under 30 days and the ability for either party to cancel this agreement if the event continues for longer than 30 days.

Governing Law and Dispute Resolution Options

The choice of law that governs this agreement is an important selection. Often, parties select the law of the state where they are located because of familiarity. This form allows the parties to select the agreed-upon state law that will dictate how this agreement will be interpreted if any conflict should arise in the future.

Furthermore, this document allows the parties to decide whether conflict should be resolved in a public court of law or in private arbitration. If the Licensor and Licensee wish to litigate in public court, select “No” when asked if arbitration is required. If the parties wish to resolve any issues privately as decided by an independent arbitrator, select “Yes” for the same question.

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